Exhibit (11)




                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our report dated November 1, 1995, in this Registration Statement (Form N-1A 33-30703) of General California Municipal Bond Fund, Inc.



                                               ERNST & YOUNG LLP


New York, New York
January 26, 1996